Exhibit 99.1

NEWS RELEASE

July 25, 2007	FOR IMMEDIATE RELEASE

ZAREBA SYSTEMS ANNOUNCES
PLANNED SALE OF WATERS MEDICAL SYSTEMS
Minneapolis — Zareba Systems, Inc. (NASDAQ:ZRBA) today announced the Company has entered into a definitive agreement with Holding GC, Inc., an affiliate of Groupe Cair, for the sale of the Company’s Waters Medical Systems, Inc. subsidiary. Under the agreement, Holding GC will purchase 100% of the outstanding stock of Waters Medical Systems for $5 Million. The purchase price is payable in cash at the closing. The agreement calls for a post-closing confirmation of the value of the “net assets” of Waters Medical Systems on the closing date, which could result in a reduction of the purchase price. The transaction is expected to close on or about August 1, 2007, subject to customary closing conditions.
Groupe Cair is a medical products company located in Lyon, France. Their subsidiary, Institut Georges Lopez (IGL), is involved in organ preservation research and is the developer and marketer of a proprietary solution used in preserving organs between donor and transplant recipient. IGL has been a distributor of Waters Medical Systems’ products since 2002. Groupe Cair was advised in the transaction by NATIXIS Pramex International.
The Company does not anticipate a post closing adjustment, but, if there is one, believes it will not be material. The Company expects to record a pre-tax non-operating gain of approximately $4 Million as a result of the sale. All sales proceeds will be used to reduce bank debt. The above description of the transaction is qualified in its entirety by reference to the full text of the definitive agreement.
“As we have grown our electronic perimeter protection business units, the Waters Medical Systems business, though successful and profitable, represented a small portion of our overall sales and was no longer aligned with the strategic direction of the Company. This transaction will help position Zareba Systems to focus our resources on the growth and development of Zareba’s core business units, including electric fencing for animal control, access control products of electronic perimeter security fence systems and automatic gate openers,” said President and Chief Executive Officer Jerry Grabowski.
About Zareba Systems, Inc.
Zareba Systems, Inc. is the world’s leading manufacturer of electronic perimeter fence systems for animal and access control. A Minnesota corporation since 1960, the company’s corporate headquarters is located in Minneapolis, with manufacturing facilities in Ellendale, Minn. Its Zareba Systems Europe subsidiary owns Rutland Electric Fencing Co., the largest manufacturer of electric fencing products in the United Kingdom. The corporate web site is at located www.ZarebaSystemsInc.com.
This release includes certain “forward-looking statements” as defined under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include, but are not limited to, statements regarding the proposed sale of our Waters Medical Systems subsidiary, the expected closing and timing of that transaction, our expected gain from the transaction, the expected materiality of any post-closing adjustment to the purchase price, and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “potential,” “seeks,” “exploring,” or similar expressions. No assurances can be given that the future results or events covered by such forward-looking statements will be achieved or that the transaction described herein will be consummated. Forward-looking statements relating to the transaction are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated by such statement and similar statements in other Company disclosures. The potential risks and uncertainties include, among others, the possibility that the proposed transaction does not close or that the closing may be delayed, that unexpected liabilities related to the disposition arise or that purchase price adjustments are required to the net gain figure noted above, that any post-closing adjustments to the purchase price are material to the Company, and other economic, business,

NEWS RELEASE
competitive and/or regulatory factors affecting our business and the business of the purchaser generally. In addition, please refer to the documents that we file with the Securities and Exchange Commission on Forms 10-KSB, 10-Q and 8-K. Our filings identify and address other important factors that could cause our financial and operational results to differ materially from those contained in the forward-looking statements set forth in this release. Copies of these filings may also be obtained by accessing our website (www.ZarebaSystemsInc.com) or the SEC’s website (www.sec.gov). We do not undertake any obligation to update any of the forward-looking statements after the date of this press release to conform to actual results.
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Contact:	Jeff Mathiesen
763-551-1125